Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2021 (“Closing Date”) ATN International, Inc. (“ATN” or the “Company”) completed the acquisition of Alaska Communications Systems Group, Inc. (“Alaska Communications”) contemplated by the Agreement and Plan of Merger dated December 31, 2020, by and among Alaska Communications, Alaska Management, Inc., a Delaware corporation and successor in interest to Project 8 Buyer, LLC, a Delaware limited liability company (“Parent”), and Project 8 MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Alaska Transaction”). A full description of the Alaska Transaction as well as pro forma and historical financial information is included the Company’s Form 8-K filed July 22, 2021, and subsequently amended on October 1, 2021.

The Company is providing additional pro forma information for the full year 2021 and historical financial information for Alaska Communications as of and for the three and six months ended June 30, 2021. The pro forma financial information combines ATN’s consolidated results from January 1, 2021 to December 31, 2021 with the results of Alaska Communications from January 1, 2021 to July 21, 2021. The results of Alaska Communications from July 22, 2021 through December 31, 2021 are included in ATN’s consolidated results during that period.

The unaudited pro forma condensed combined financial information is provided for informational purposes only to estimate the effects of the Alaska Transaction based on the historical financial statements of the Company and Alaska Communications. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the results of operations of the Company would have been if the acquisition of Alaska Communications by the Company had been completed for the period indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company after the Closing Date of the Alaska Transaction.

The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of the Company and Alaska Communications, giving effect to the Alaska Transaction as if it had occurred on January 1, 2021. This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information, as well as the historical consolidated financial statements of the Company as of and for the period ended December 31, 2021, and the historical consolidated financial statements of Alaska Communications filed by the Company with the Securities and Exchange Commission. The Company filed historical consolidated financial statements of Alaska Communications as and for the year ended December 31, 2020 and as of and for three months ended March 31, 2021 in its Form 8-K/A filed on October 1, 2021. In addition, historical consolidated financial statements of Alaska Communications for the three and six months ended June 30, 2021 are being filed by the Company simultaneously with this additional pro forma information.

Pro forma adjustments related to the unaudited pro forma condensed combined statements of operations give effect to transaction accounting adjustments. The pro forma adjustments depict adjustments required by U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) to account for the Alaska Transaction.

The unaudited pro forma condensed combined financial information is based on a number of other assumptions and estimates and is subject to a number of uncertainties relating to the Alaska Transaction and related matters, including, among other things, estimates, assumptions and uncertainties regarding the estimated fair values of certain assets and liabilities acquired, which are sensitive to assumptions and market conditions.

The Alaska Transaction is treated herein as a business combination, in accordance with ASC 805, Business Combinations. Accordingly, the Company calculated the fair value of the net assets acquired and consideration transferred. The consideration transferred by the Company to acquire Alaska Communications has been allocated to the assets acquired and liabilities assumed based upon their respective fair values as of the Closing Date.

The final purchase price allocation for the Alaska Transaction is included in the Company’s Annual Report for the year ended December 31, 2021. The pro forma adjustments relating to the purchase price allocation for the period of January 1, 2021 through July 21, 2021 are derived from the final purchase price allocation.

The unaudited pro forma condensed combined statement of operations does not include the impacts of any revenue, cost or other operating synergies that may have resulted or may result in the future from the Alaska Transaction. Therefore, certain revenue and expense amounts will likely be different, both in total and as a percent of overall revenue and expense, in future periods even if the Company were to continue the exact same pricing, service scope, and subscriber levels as in the past.

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Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve  months ended December 31, 2021

(Amounts in Thousands, Except Per Share Data)

			Transaction Accounting Adjustments
	ATN 1/1/2021 - 12/31/2021	Alaska Communications 1/1/2021 - 7/21/21	Financing Adjustments	Note 5	Acquisition Adjustments	Note 5	Pro Forma Combined
Revenue:
Communication Services	$549,620	$127,230	$-		$-		$676,850
Construction	35,889	-	-		-		35,889
Other	17,198	8,536	-		-		25,734

Total revenues	602,707	135,766	-		-		738,473

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of communication services and other	249,322	61,212	-		-		310,534
Cost of construction revenue	36,055	-	-		-		36,055
Selling, general and administrative	188,283	41,022	-		-		229,305
Transaction-related charges	10,221	5,617	-		-		15,838
Depreciation and amortization	102,731	24,828	-		3,244	(a)	130,803
Amortization of intangibles from acquisitions	7,775	-	-		6,347	(a)	14,122
Goodwill impairment	20,587	-	-		-		20,587
Loss on disposition of long-lived assets	2,759	21	-		-		2,780

Operating expenses	617,733	132,700	-		9,591		760,024

Income (loss) from operations	(15,026)	3,066	-		(9,591)		(21,551)

Other income (expense)
Interest income	132	4	-		-		136
Interest expense	(9,614)	(5,776)	(6,771)	(b)	5,776	(b)	(16,385)
Loss on extinguishment of debt	-	(2,326)	-		2,326	(b)	-
Other income (expense), net	1,821	101	-		-		1,922

Other income (expense)	(7,661)	(7,997)	(6,771)		8,102		(14,327)

Income (loss) before income taxes	(22,687)	(4,931)	(6,771)		(1,489)		(35,878)
Income tax expense (benefit)	(1,878)	(64)	(1,901)	(c)	(423)	(c)	(4,266)

Net loss	(20,809)	(4,867)	(4,870)		(1,066)		(31,612)

Net (income) loss attributable to non-controlling interests, net of tax	(1,299)	-	2,071	(d)	2,848	(d)	3,620

Net loss attributable to stockholders	$(22,108)	$(4,867)	$(2,799)		$1,782		$(27,992)

Net loss per weighted average share attributable to ATN International, Inc. stockholders: (Note 6)
Basic	$(1.52)						$(1.92)
Diluted	$(1.52)						$(1.92)

Weighted average common shares outstanding:
Basic	15,867						15,867
Diluted	15,867						15,867

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of the Transaction

On July 22, 2021, the Company completed the Alaska Transaction whereby Alaska Communications became a consolidated subsidiary of the Company. At completion of the Alaska Transaction, each Alaska Communications common share was converted into the right to receive $3.40 per share in cash representing a total value of $353.3 million of cash and consideration payable, (“Merger Consideration”). The consideration transferred consists of $339.5 million of cash, net of $11.9 million of cash and restricted cash acquired and $1.9 million of accrued consideration representing amounts payable related to stock compensation payable within one year of the Closing Date. The cash consideration was used to purchase $186.8 million of Alaska Communications equity and repay $164.6 million of existing Alaska Communications debt.

The Company funded the acquisition with cash on hand, debt, and a contribution from the affiliates and investment funds managed by Freedom 3 Capital, LLC, as well as other institutional investors (collectively the “Freedom 3 Investors”). On July 22, 2021, Alaska Communications entered into a Credit Agreement (the “Alaska Credit Facility”) with Fifth Third Bank, National Association, as Administrative Agent, and a syndicate of lenders to provide a $35.0 million revolving facility (the “Alaska Revolving Facility”) and a $210.0 million initial term loan facility (the “Alaska Term Loan”). The Company borrowed, through multiple financing transactions a net of $283.0 million. On the Closing Date, the lenders advanced to the Company (a) the full $210 million aggregate amount of the Alaska Term Loan in a single borrowing and (b) $10 million of the Alaska Revolving Facility. The Company incurred $6.6 million of debt issuance and debt discount costs. Also, to fund the Merger Consideration in part, the Company drew a net $63.0 million under its credit facility, with CoBank, ACS and a syndicate of other lenders (the “2019 CoBank Credit Facility”). Lastly, the Freedom 3 Investors contributed $71.5 million in conjunction with the Alaska Transaction (the “Freedom 3 Investment”). The Company has accounted for the Freedom 3 Investment as redeemable noncontrolling interests in its consolidated financial statements. The redeemable noncontrolling interests consists of $22.6 million of redeemable common units and $48.3 million of redeemable preferred units. The common units contain a put option allowing the holder to sell the common units to a subsidiary of the Company at the then fair market value. The put option begins at the earlier of a future initial public offering of the Alaska Communications operations or July 2028. The redeemable preferred units carry a 9% preferred dividend which compounds quarterly. The preferred units contain a put option allowing the holder to sell the preferred units to a subsidiary of the Company at the unpaid issue price plus unpaid dividends. The put option begins at the earlier of a future initial public offering of the Alaska Communications operations or July 2028. Lastly, the Company issued warrants in the Alaska Communications operations allowing the holders to purchase an additional 3% of the common units at a fixed price.

As a result of the Alaska Transaction, the Company owns 52% of the common equity of Alaska Communications and controls its operations and management.

2.	Basis of Presentation

The unaudited pro forma condensed consolidated combined financial information was prepared in accordance with Article 11 of Regulation S-X.

The unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2021 include ATN’s consolidated results from January 1, 2021 to December 31, 2021 and the results of Alaska Communications from January 1, 2021 to July 21, 2021. The results of Alaska Communications from July 22, 2021 through December 31, 2021 are included in ATN’s consolidated results during that period. The information assumes that the Alaska Transaction was completed on January 1, 2021 and reflects pro forma adjustments to reflect the accounting for the transaction in accordance with U.S. GAAP. The historical financial information included in the Pro Forma Condensed Combined Statements of Operations was derived from the Company’s consolidated financial statements for the year ended December 31, 2021 and Alaska Communications’ consolidated financial results for the period of January 1, 2021 through July 21, 2021.

The financial information does not include a pro forma condensed consolidated balance sheet because the Alaska Transaction is reflected in the Company’s condensed consolidated balance sheet included on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 9, 2021, as well as subsequent Form 10-K and Form 10-Q filings.

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The Company completed a review of Alaska Communication’s accounting policies and determined there were no material changes required to conform to the Company’s accounting policies. The unaudited pro forma condensed combined financial information adjusts Alaska Communication’s results to conform to the Company’s presentation. Refer to Note 3.

3.	Reclassification adjustments

As part of preparing the unaudited pro forma condensed combined financial information, management performed an analysis of Alaska Communication’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company.

Refer to the table below for a summary of the reclassification adjustments made to Alaska Communication’s consolidated statement of comprehensive income for the six-months ended June 30, 2021 to conform presentation to that of the Company (amounts in thousands).

		Six Months Ended June 30, 2021
Alaska Communications Consolidated Statement of Comprehensive Income Line Items	ATN Consolidated Statement of Operations Line Items	Alaska Communications Consolidated Statement of Comprehensive Income	Reclassification	Note 3	Alaska Communications Historical - After Reclassification
Operating Revenue	Communication services	$122,311	$(7,664)	(a)	$114,647
	Other	-	7,664	(a)	7,664
Cost of services and sales (excluding depreciation and amortization)	Cost of communication services and other	57,535	-		57,535
Selling, general and administrative	Selling, general and administrative	34,527	-		34,527
Transaction and termination costs	Transaction-related charges	2,606	-		2,606
Depreciation and amortization	Depreciation and amortization	22,391	-		22,391
Loss on disposal of assets, net	Loss on disposition of long-lived assets	391	-		391
Interest expense	Interest expense	(5,232)	-		(5,232)
Interest income	Interest income	4	-		4
Other income, net	Other income (expense), net	418	-		418
Income tax expense	Income tax expense (benefit)	64	-		64
Net loss attributable to noncontrolling interest	Net (income) loss attributable to non-controlling interests, net of tax	(43)	-		(43)

(a)	Represents a reclassification of revenue from communications services revenue to other revenue in order to conform to the Company’s presentation.

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4.	Purchase price allocation

The table below represents an allocation of the total consideration transferred to the acquired assets and assumed liabilities based on management’s estimate of their acquisition date fair values (amounts in thousands):

Consideration Transferred	$353,280
Non-controlling interests	470
Total value to allocate	353,750

Preliminary purchase price allocation:
Cash and cash equivalents	10,553
Restricted cash	1,326
Short-term Investments	434
Accounts receivable	30,453
Inventory, materials and supplies	1,374
Prepayments and other current assets	8,038
Fixed assets	408,694
Telecommunication licenses	683
Intangible assets	44,333
Operating lease right-of-use assets	60,402
Other assets	2,387
Accounts payable and accrued liabilities	(39,188)
Accrued taxes	(3,766)
Advance payments and deposits	(15,842)
Current portion of lease liabilities	(2,425)
Deferred income taxes	(17,040)
Lease liabilities, excluding current portion	(44,234)
Other liabilities	(92,432)
Net assets acquired	$353,750

The pro forma condensed combined statement of operations includes $15.2 million of transaction costs, of which $9.6 million was incurred by the Company during the year ended December 31, 2021 and $5.6 million was incurred by Alaska Communications during the period of January 1, 2021 through July 21, 2021.

5.	Adjustments to unaudited pro forma condensed combined statements of operations

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined statement of operations:

(a)	Represents pro forma acquisition adjustment to record the depreciation and amortization expense as if the Alaska Transaction occurred on January 1, 2021 based on the fair value of acquired fixed and intangible assets. In addition, represents removal of depreciation expense associated with Alaska Communications’ historical fixed assets (amounts in thousands).

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Descripton	Estimated useful life (in years)	Fair Value	Depreciation and amortization expense (1/1/2021 - 7/21/2021)
Telecommunication equipment	2-16	$333,753	$24,705
Office and computer equipment	2-3	11,241	1,880
Buildings	10-18	26,385	841
Transportation vehicles	2-3	1,597	343
Leasehold improvements	3	1,251	241
Land	-	16,340	-
Furniture and fixtures	2-3	301	62
Construction in progress	-	17,826	-
Fixed assets		$408,694	$28,072

Pro forma depreciation expense			$28,072
Historical depreciation expense			24,828
Pro forma adjustment to depreciation expense			$3,244

Telecommunication licenses	Indefinite	$683	$-
Customers	6	34,869	5,800
Tradename	15	9,464	547
Total intangible assets		$45,016
Pro forma adjustment to amortization expense			$6,347

The tradename and customer relationships are being amortized over 15 and 5 years, respectively. The amortization periods represent the expected period during which the economic benefits of the intangible assets are to be realized.

(b)	The adjustment represents the elimination of interest expense and loss on extinguishment of debt associated with Alaska Communications’ existing debt and records interest expense on the Alaska Credit Facility and the 2019 CoBank Credit Facility. On the Closing Date, the Alaska Communications existing debt of $164.6 million was repaid, and $220.0 million was drawn on the Alaska Credit Facility and $63.0 million was drawn on the 2019 CoBank Credit Facility. The debt discount and debt issuance costs on the Alaska Communications’ existing debt of $2.3 million were written off. Debt discount and issuance costs of $6.6 million were incurred for the Alaska Credit Facility. Interest on amounts drawn on the Alaska Credit Facility is equal to LIBOR plus a margin of 3.5%. Alaska Communications holds an interest rate swap which has a notional amount of $124.9 million and a fixed interest rate of 1.6735%. Interest on amount drawn on the 2019 CoBank Credit Facility is equal to LIBOR plus a margin of 1.5%. For purposes of calculating pro forma interest expense, interest rates of 5.17% and 3.59% were used for the fixed and variable portions of the Alaska Credit Facility, respectively, and an interest rate of 1.59% was used for the 2019 CoBank Credit Facility. The pro forma interest expense is below (amounts in thousands):

Description	January 1, 2021 to July 21, 2021
Interest expense on Alaska Credit Facility	$(6,215)
Interest expense on 2019 Cobank Credit Facility	(556)
Financing interest (pro forma financing adjustment)	(6,771)

Less: interest expense on Alaska Communications existing debt	5,776
Interest expense (total transaction accounting adjustment)	$(995)

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The table below sets forth the impact that a 0.125% increase or decrease in the hypothetical assumed interest rate would have on interest expense for the variable rate debt (amounts in thousands).

Description	January 1, 2021 to July 21, 2021
1/8% increase	$110
1/8% decrease	$(110)

(c)	To record income tax expense at an estimated statutory tax rate of 24% on pro forma adjustments related to the Company and 28% on pro forma adjustments related to Alaska Communications.

(d)	Reflect adjustments to the Company’s noncontrolling interest expense to reflect the Alaska Transaction.

6.	Pro forma earnings per share

The pro forma combined basic and diluted earnings per share calculation for the year ended December 31, 2021 is below (amounts in thousands, except per share data).

Net loss	$(31,612)
Net loss attributable to non-controlling interests, net of tax	3,620
Preferred dividends	(2,416)
Net loss attributable to ATN International, Inc. stockholders	$(30,408)

Net loss per weighted average share attributable to ATN International, Inc. stockholders:
Basic	$(1.92)
Diluted	$(1.92)

Weighted average common shares outstanding:
Basic	15,867
Diluted	15,867

Alaska Communications issued $48.3 million of preferred units with a 9% dividend. The preferred dividends for January 1, 2021 to July 21, 2021 were $2.4 million.

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